UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2010 (January 24, 2010)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

BioCancell Therapeutics, Inc. (the “Company”) announced that it has completed treatment of the first of two dosage cohorts in the Company’s Phase I/IIa trial of the drug BC-819 as a treatment for pancreatic cancer (the “Clinical Trial”) with no treatment-related serious adverse events reported. The cohort was comprised of three patients, who each received doses of four milligrams twice per week for two weeks, for a total of four doses each.

On January 20, 2010, following a review of the safety results to confirm that the safety target of the first cohort had been achieved, the clinical monitor of the Clinical Trial approved the commencement of a second dosage cohort. This cohort is expected to include between six and nine additional patients who will each receive eight milligrams, which is the maximum dosage planned for the trial.

The Clinical Trial is taking place pursuant to an Investigational New Drug Approval from the Food and Drug Administration (FDA).  The purpose of the Clinical Trial is to check the safety and initial efficacy of BC-819, and to determine the optimal dosage for the drug as a treatment for pancreatic cancer. The Hadassah, Sheba and Meir Medical Centers in Israel are participating in the Clinical Trial, with the University of Maryland Medical Center in Baltimore, Maryland expected to join.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: January 26, 2010	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary